Exhibit 4.1

                                      NOTE


          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, Cede & Co., has an interest herein.

          This Security is a global Security within the meaning of the Indenture (as defined below) and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture. Unless and until this certificate is exchanged in whole or in part for Securities in definitive registered form in accordance with the provisions of the Indenture applicable to such exchange, this certificate may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.


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                                   VIACOM INC.

                          4.625% Senior Notes due 2018

                   Unconditionally guaranteed as to payment of
                          principal of and interest by
                            VIACOM INTERNATIONAL INC.
                   (a wholly owned subsidiary of Viacom Inc.)

                                                                    $300,000,000

                                                             CUSIP:  925524 AU 4

          Viacom Inc., a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $300,000,000 on May 15, 2018 at the office or agency of the Company referred to below, and to pay interest thereon on November 15, 2003 and semi-annually in arrears thereafter, on May 15 and November 15 of each year (each, an "Interest Payment Date"), from May 14, 2003, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 4.625% per annum, until the principal hereof is paid or duly provided for.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid, in immediately available funds, to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 1 and November 1, as the case may be, preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in said Indenture.

          Payment of the principal of and interest on this Security will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided however, that each installment of interest and principal on this Security may at the Company's option be paid by check to the payee or in immediately available funds by transfer to an account maintained by the payee located in the United States.

          Any payment of principal or interest required to be made on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day and no interest shall accrue as a result of such delayed payment. For purposes of this Security, "Business Day" means any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions are generally authorized or obligated by law or executive order to close.

          General. This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), unlimited in aggregate principal amount, issued and to be issued in one or more series under an indenture dated as of June 22, 2001 among the Company, Viacom International Inc., as guarantor (the "Guarantor") and The Bank of New York, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture) (the "Indenture"), to which Indenture and the respective resolutions of the Company's board of directors or resolutions pursuant to the authority of the board of directors, an Officer's Certificate and/or indentures supplemental thereto, as the case may be, reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of a series designated as 4.625% Senior Notes due 2018, initially limited in aggregate principal amount to $300,000,000. This Security is a global Security representing $300,000,000 of the Securities.

          Authorized Denominations. The Securities of this series are issuable only in registered form without coupons in denominations of not less than $1,000 and any integral multiple thereof.

          Book-Entry Security. This Security is a "book-entry" Security and is being registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). Subject to the terms of the Indenture, this Security will be held by DTC or its nominee, and beneficial interests will be held by beneficial owners through the book-entry facilities of DTC or its nominee in denominations of not less than $1,000 and integral multiples thereof. As long as this Security is registered in the name of DTC or its nominee, the Trustee will make payments of principal of and interest on this Security by wire transfer of immediately available funds to DTC or its nominee. Notwithstanding the above, upon the maturity of this Security, the principal, together with accrued interest thereon, will be paid in immediately available funds upon surrender of this Security at the Corporate Trust Office of the Trustee or such other offices or agencies appointed by the Trustee for that purpose or such other locations provided in the Indenture.

          Event of Default. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          Sinking Fund. The Securities of this series are not subject to any sinking fund.

          Optional Redemption. The Securities of this series will be redeemable at any time, at the option of the Company, in whole or from time to time in part, upon not less than 30 nor more than 60 days' prior notice, on any date prior to their maturity at a Redemption Price equal to the sum of 100% of the principal amount thereof and the Make-Whole Amount and any accrued and unpaid interest, to the Redemption Date (subject to the rights of holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on the relevant Interest Payment Date).

          The term "Make-Whole Amount" means, the excess, if any, of (i) the aggregate present value as of the Redemption Date of principal being redeemed and the amount of interest (exclusive of interest accrued to the Redemption
Date) that would have been payable if redemption had not been made, determined by discounting, on a semiannual basis, the remaining principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date notice of redemption is given) from the dates on which the principal and interest would have been payable if the redemption had not been made, to the Redemption Date, over (ii) the aggregate principal amount of the Securities being redeemed.

          The term "Reinvestment Rate" means 0.20% plus the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Federal Reserve Statistical Release H.15 (or any comparable successor publication) under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the maturity of the principal being redeemed or paid. If no maturity exactly corresponds to the maturity, yields for the two published maturities most closely corresponding to the maturity will be so calculated and the Reinvestment Rate will be interpolated or extrapolated on a straight-line basis, rounding to the nearest month. The most recent Federal Reserve Statistical Release H.15 published prior to the date of determination of the Make-Whole Amount will be used for purposes of calculating the Reinvestment

Rate.

          The Make-Whole Amount will be calculated by an independent investment banking institution of national standing appointed by the Company. If the Company fails to make the appointment at least 45 business days prior to the date of redemption, or if the institution is unwilling or unable to make the calculation, the calculation will be made by an independent investment banking institution of national standing appointed by the Trustee.

          If the Reinvestment Rate is not available as described above, the Reinvestment Rate will be calculated by interpolation or extrapolation of comparable rates selected by the independent investment banking institution.

          In the case of any partial redemption, selection of the Securities of this series for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities of this series are listed or, if the Securities of this series are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Securities of this series of $1,000 in principal amount or less shall be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security.

          Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

          Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of not less than specified percentages in aggregate principal amount of the Outstanding Securities of each series, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holders of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

          As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

          Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security will be registered on the Security Register of the Company upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in New York, New York or at such other office or agency as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to the time of due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.

          This Security is a global Security. If at any time, a Depositary is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, then the Company will execute and the Trustee will authenticate and deliver Securities in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

          Defined Terms. All terms used in this Security that are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          Governing Law. This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

          Unless the certificate of authentication hereon has been duly executed by or on behalf of The Bank of New York, as Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated: May 14, 2003                      VIACOM INC.,
                                         as Issuer



                                         By:  /s/ Richard J. Bressler
                                              ________________________

Attest:


/s/ George Nelson
___________________________
Authorized Signature

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          This is one of the Securities of a series referred to in the within-mentioned Indenture.



                                        THE BANK OF NEW YORK,
                                        as Trustee


                                        By:  /s/ Julie Salovitch-Miller
                                             _________________________
                                               Authorized Signatory
Dated: May 14, 2003

                     GUARANTEE OF VIACOM INTERNATIONAL INC.


          FOR VALUE RECEIVED, VIACOM INTERNATIONAL INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Guarantor", which term includes any successor corporation under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby fully and unconditionally guarantees to the holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal of and interest (including, in case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest), if any, on this Security, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon declaration of acceleration or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of Viacom Inc. or any successor thereto (herein called the "Company") punctually to pay any such principal or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon declaration of acceleration or otherwise, as if such payment were made by the Company.

          The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of the identity of the Company, the validity, regularity or enforceability of this Security or said Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of this Security with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in this Security and in this Guarantee.

          The Guarantor shall be subrogated to all rights of the Holder of this Security against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee or the Indenture referred to in this Security; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payment arising out of, or based upon, such right of subrogation until the principal of and interest on all Securities of the series of which the Security upon which this Guarantee is endorsed constitutes a part shall have been indefeasibly paid in full.

          The Indenture provides that in the event that this Guarantee would constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law, then the liability of the Guarantor hereunder shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law.

          If the Trustee or the Holder of the Security upon which this Guarantee is endorsed is required by any court or otherwise to return to the Company or the Guarantor, or any custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official acting in relation to the Company or the Guarantor, any amount paid to the Trustee or such Holder in respect of the Security upon which this Guarantee is endorsed, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

          All terms used in this Guarantee that are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

          Subject to the next following paragraph, the Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee and to constitute the same valid obligation of the Guarantor have been done and performed and have happened in due compliance with all applicable laws.

          This Guarantee shall not be valid or become obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is endorsed has been signed by the Trustee under the Indenture referred to in this Security.

          IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.


Dated: May 14, 2003                        VIACOM INTERNATIONAL INC.,
                                           as Guarantor



                                           By:  /s/ Richard J. Bressler
                                                __________________________

Attest:


/s/ George Nelson
_________________________
Authorized Signature

                                       3